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                                                                    Exhibit 99.1

Contact:
Incara Pharmaceuticals
W. Bennett Love
919-558-1907

For Immediate Release:

                 Incara Stock Moves to OTC Bulletin Board Market

Research Triangle Park, N.C., September 25, 2002 - Incara Pharmaceuticals Corporation (OTC Bulletin Board: INCR) today announced that it has been informed that its common stock does not meet the requirements for continued listing for the Nasdaq National Market and will begin trading on the OTC Bulletin Board under its current symbol "INCR." The OTC Bulletin Board(R) (www.otcbb.com) is a regulated quotation service that displays quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq(R) or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, American Depositary Receipts (ADRs), and Direct Participation Programs (DPPs).

Incara Pharmaceuticals Corporation (www.incara.com) is focused on disease therapies based on tissue protection, repair and regeneration. The company is developing a series of catalytic antioxidants as treatments for protection from damage occurring in cancer radiation therapy and stroke and for protection of cells in transplantation. Incara has received allowance of an Investigational New Drug Application (IND) to begin Phase 1 clinical trials of cryopreserved human liver cells for the treatment of patients with cirrhosis and end-stage liver disease.

The statements in this press release that are not purely statements of historical fact are forward-looking statements, and actual results might differ materially from those anticipated. These statements and other statements made elsewhere by Incara or its representatives, which are identified or qualified by words such as "intends," "likely," "will," "suggests," "expects," "might," "may," "believe," "could," "should," "would," "anticipates," "plans," or the negative of those terms or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Important factors that could cause results to differ include risks associated with the need to obtain funds for operations and uncertainties of clinical trials, scientific research and product development activities. These and other important risks are described in Incara's reports on Form 10-K, Form 10-Q and Form 8-K and its registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Incara assumes no obligation to update the information in this release.